Exhibit 99.1


     Pacific Energy Partners, L.P. Reports Earnings for Third Quarter 2005


    LONG BEACH, Calif.--(BUSINESS WIRE)--Nov. 14, 2005--Pacific Energy Partners, L.P. (NYSE:PPX) ("Pacific Energy" or the "Partnership") announced that net income for the three months ended September 30, 2005 was $12.2 million, or $0.39 per limited partner unit, compared to net income of $9.9 million, or $0.33 per limited partner unit, for the period ended September 30, 2004. All per unit amounts in the text of this news release are reported on a diluted basis.
    On October 21, 2005, Pacific Energy announced a cash distribution of $0.5125 per unit for the third quarter of 2005, or $2.05 per unit annualized. This is unchanged from the second quarter 2005 distribution level and is 5.1% higher than the third quarter 2004 distribution level. The distribution was paid on November 14, 2005, to holders of record as of October 31, 2005.
    Distributable cash flow to the limited partners for the third quarter of 2005 was $16.5 million. On a diluted, weighted average basis, there were 30,762,000 limited partner units outstanding during the third quarter of 2005.
    The improvement in results for the quarter ended September 30, 2005, reflects increased pipeline volumes in the Rocky Mountains, increased storage capacity and higher tank utilization for Pacific Terminals, and higher location differentials on the Rangeland pipeline system. These increases were partially offset by lower pipeline volumes on the West Coast and higher maintenance expenses.
    "Our third quarter results continue to show the strength of diversity in our business. High utilization rates in the Pacific Terminals storage and distribution system, coupled with the pipeline volume growth that our Rocky Mountain business unit achieved, more than offset the effect of lower West Coast pipeline volumes in the third quarter," stated Irv Toole, President and CEO of Pacific Energy. "We are pleased to have completed on September 30, 2005, the acquisition of refined products storage and pipeline assets from Valero L.P. Integration is progressing well, and we look forward to further growth at Pacific Energy through internal expansion projects and acquisitions."

    OPERATING RESULTS BY SEGMENT

    WEST COAST BUSINESS UNIT

    Operating income was $9.8 million for the three months ended September 30, 2005, compared to $11.4 million in the corresponding period in 2004.
    West Coast pipeline volumes for the three months ended September 30, 2005 were approximately 25% lower than in the third quarter of 2004. During the 2005 quarter, volumes were impacted by Los Angeles area refinery maintenance, lower Outer Continental Shelf (OCS) production due to maintenance activities, natural production decline, and diversion of some volumes north to San Francisco. The decline in volumes was partially offset by increased tariffs.
    Pacific Terminals' storage facilities had a higher rate of utilization during the quarter, as well as increased storage capacity. The resulting revenue increase was partially offset by increased expense associated with the unscheduled repair of two storage tanks.
    Margins for Pacific Marketing and Transportation ("PMT") were greater in the third quarter of 2005 compared to the third quarter of 2004. In addition, on July 1, 2005, Pacific Energy purchased certain crude oil contracts which were integrated into PMT's business.
    Pacific Energy continues to advance the Pier 400 deepwater import terminal project in the environmental permitting process, as well as in securing additional customer commitments. The Partnership expects to have the permits necessary to begin construction in the second half of 2006, with completion and start-up expected in the fourth quarter of 2007.

    ROCKY MOUNTAIN BUSINESS UNIT

    Operating income was $13.6 million for the three months ended September 30, 2005, compared to $7.5 million in the corresponding period in 2004. Increased market share for pipeline shipments of crude oil to Billings, Montana, and increased crude oil demand by Salt Lake City refiners helped drive higher pipeline volumes and revenues. On July 1, 2005 we increased certain tariffs on our U.S. Rocky Mountain pipelines, based on the FERC index adjustment, by 3.6%.
    In Canada, higher revenues resulted from increased location differentials and higher volumes transported south to the U.S. The new receiving terminal and pump station in Edmonton, which will provide direct access to supplies of synthetic and other types of crude oil, is expected to begin operations in December 2005.
    As previously announced on November 9, 2005, Pacific Energy determined there was an error in the procedures used to properly account for inventory and cost of goods sold for the Rangeland system since its acquisition in May 2004, which resulted in an understatement of net revenue and a corresponding understatement of the inventory balance.
    The impact on net income and inventory balances of this understatement of net revenue was determined to be immaterial for each of the quarters impacted including the current quarter, and therefore a cumulative adjustment was made in the third quarter of 2005. This adjustment increased net income after tax in the third quarter of 2005 by $0.7 million, and did not affect cash flow from operating activities. In addition, Pacific Energy has now implemented the proper procedures to prevent this error in the future.

    NINE MONTH RESULTS

    For the nine months ended September 30, 2005, net income was $27.8 million, or $0.96 per limited partner unit, compared to $27.1 million, or $0.94 per limited partner unit, for the period ended September 30, 2004. Recurring net income for the nine months ended September 30, 2005 was $34.7 million, or $1.13 per limited partner unit, compared with $30.0 million, or $1.05 per limited partner unit, for the nine months ended September 30, 2004.
    Recurring net income for the nine months ended September 30, 2005 excludes a $2.0 million expense for the insurance deductible associated with the remediation of the Pyramid Lake oil release on Line 63, a $3.1 million expense related to the accelerated vesting of restricted units under Pacific Energy's long-term incentive plan as a result of the change in control attributable to the purchase of the Pacific Energy's general partner by LB Pacific, LP, and a $1.8 million expense as a result of the general partner transaction (an item that was required to be recorded as a partnership expense with the general partner's payment of it recorded as a capital contribution). Recurring net income for the nine months ended September 30, 2004 excludes a $2.9 million write off of deferred financing costs.
    Net income for the first nine months of 2005, excluding the unusual items, reflects the benefit of a full nine months of operations in 2005 for the Rangeland system, which was acquired in May 2004, higher pipeline volumes in the Rocky Mountains, and higher storage and terminaling revenues for Pacific Terminals. Partially offsetting these increases were lower gathering and blending margins from PMT compared to higher than average margins experienced in the same period of 2004, unscheduled repairs and maintenance associated with earth movement and stream erosion problems caused by the heavy rainfall in Southern California, and unscheduled repairs for two Pacific Terminals tanks.
    In March 2005, Pacific Energy experienced an oil release on Line 63 in northern Los Angeles County, which was caused by a rain-induced landslide. In addition, record rainfall in Southern California caused stream erosion and earth movement, exposing the Partnership's pipelines in multiple locations. The total costs associated with the oil recovery and restoration effort at Pyramid Lake is now estimated at $19.5 million, of which Pacific Energy is paying $2.0 million for its insurance deductible. Additionally, the Partnership estimates that the cost of pipeline repairs and improvements associated with the Pyramid Lake landslide and the costs to address earth movement and stream erosion problems at other locations along Line 63 and Line 2000 will total approximately $6.3 million, a portion of which is capitalized. On August 1, 2005, we initiated a temporary surcharge of $0.10 per barrel on Line 63 long haul tariff rates to recover the repair costs and insurance deductible.

    LOOKING FORWARD

    For the full year ending December 31, 2005, Pacific Energy is increasing its guidance for recurring net income to $1.46 to $1.50 per unit. Included in the full year guidance is $3.6 million or $0.11 per unit, of unusual and unanticipated expense associated with the rain related pipeline repairs in Southern California. For the quarter ending December 31, 2005, Pacific Energy is forecasting net income of $0.33 to $0.37 per unit. This guidance includes the benefit of the acquisition of assets from Valero L.P.
    As result of the Valero asset acquisition, approximately $3.3 million of additional depreciation and amortization expense is estimated for the fourth quarter of 2005. Pacific Energy is currently determining the final purchase price allocation for the assets, which impacts depreciation and amortization expense. Should this non-cash expense be different than what is currently estimated, it could have a material impact, either positive or negative, on the fourth quarter and full year 2005 earnings estimates, but such an impact would not affect distributable cash flow.
    As previously announced, management intends to recommend a distribution increase of $0.03 per limited partner unit per quarter associated with the acquisition of assets from Valero L.P., and an additional $0.0125 per quarter increase associated with the start-up of the initiating synthetic crude oil facility in Edmonton, for a total increase of $0.0425 per unit per quarter. The resulting quarterly distribution would be $0.555 per unit, or $2.22 per unit annually, an 8.3% increase from the current distribution. These potential increases would be effective for the fourth quarter 2005, with payment occurring in February 2006.
    For the full year, Pacific Energy is projecting total capital expenditures of $53 million, including $37 million for expansion projects, $11 million for transition capital projects, and $5 million for sustaining capital projects.

    RECENT DEVELOPMENTS

    On September 30, 2005, Pacific Energy completed the acquisition of certain terminal and pipeline assets from subsidiaries of Valero L.P. consisting of two California terminals handling refined products, refinery blend stocks, and crude oil, three East Coast refined and specialty products terminals, and a 550-mile refined products pipeline and four terminals in the U.S. Rocky Mountain region. The aggregate purchase price was $455 million, plus the assumption of certain environmental and operating liabilities and closing costs.
    During September 2005, Pacific Energy completed several offerings to fund the acquisition of the assets from Valero L.P. In September 2005, the Partnership completed a public equity offering of 5,232,500 units, for total net proceeds of $163.4 million, inclusive of the general partner's contribution. In addition, on the 23rd of September, the Partnership completed the sale of $175 million of 6 1/4% senior unsecured notes due September 15, 2015. Lastly, on September 30, 2005, Pacific Energy completed the private placement of 4.3 million units to various institutional investors for total net proceeds of $131.8 million, including the general partner's contribution.
    Pursuant to the terms of the partnership agreement, on August 12, 2005, 2,616,250 subordinated units owned by LB Pacific, LP converted on a one-for-one basis to common units. The conversion of the subordinated units will not affect future cash distributions.
    Pacific Energy will host a conference call at 3:00 p.m. ET (noon
PT) on Tuesday, November 15, 2005, to discuss the results of the third quarter of 2005. The dial in number for the live call is 800-446-2782 or 847-413-3235, and the passcode is 13252765.
    The call will be available one hour after the end of the conference call and will be replayed for one week by dialing 888-843-8996 or 630-652-3044 and using 13252765 as the passcode.
    The call will also be available both live and via replay on the Pacific Energy Partners, L.P. website at www.PacificEnergy.com.

    About Pacific Energy:

    Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged in the business of gathering, transporting, storing and distributing crude oil, refined products and other related products. The Partnership generates revenues by transporting such commodities on its pipelines, by leasing capacity in its storage facilities, and by providing other terminaling services. The Partnership also buys and sells crude oil, activities that are generally complementary to its crude pipeline operations. Pacific Energy conducts its business through two business units, the West Coast Business Unit, which includes activities in California, and the Philadelphia, PA area, and the Rocky Mountain Business Unit, which includes Alberta, Canada.

    This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although Pacific Energy believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect Pacific Energy's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in Pacific Energy's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.
    The estimates associated with the oil release are based on facts known at the time of estimation and the Partnership's assessment of the ultimate outcome. Among the many uncertainties that impact the estimates are the necessary regulatory approvals for and potential modification of remediation plans, changes in costs associated with environmental remediation services and equipment and the possibility of third party legal claims giving rise to additional expenses. Therefore, no assurance can be made that costs incurred in excess of the estimated costs, if any, would not have a material adverse effect on the Partnership's financial condition, results of operations, or cash flows, although the Partnership believes it is likely that most, if not all, of any such excess cost, to the extent attributable to clean-up and third-party claims, would be recoverable through insurance. As new information becomes available in future periods, the Partnership may change its expense accrual and recovery estimates.
    For additional information about Pacific Energy, please visit its website at www.PacificEnergy.com.


                     PACIFIC ENERGY PARTNERS, L.P.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
            (Amounts in thousands, except per unit amounts)


                                 Three Months Ended  Nine Months Ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Operating revenues:
      Pipeline transportation
       revenue                     $27,283  $28,160  $83,067  $79,879
      Storage and distribution
       revenue                       9,731    8,391   30,923   27,773
      Pipeline buy/sell
       transportation revenue       11,683    7,972   28,905   11,662
      Crude oil sales, net of
       purchases                     5,823    3,568   13,647   14,436
                                   -------- -------- -------- --------
          Net revenues              54,520   48,091  156,542  133,750
                                   -------- -------- -------- --------

Expenses:
  Operating                         25,019   22,788   72,065   62,572
  Line 63 oil release costs             --       --    2,000       --
  General and administrative         4,115    3,762   12,987   11,252
  Accelerated long-term incentive
   plan compensation expense            --       --    3,115       --
  Transaction costs(1)                  --       --    1,807       --
  Depreciation and amortization      6,560    6,821   19,695   17,776
                                   -------- -------- -------- --------
         Total expenses             35,694   33,371  111,669   91,600
                                   -------- -------- -------- --------

Share of net income of Frontier        516      406    1,363    1,190
                                   -------- -------- -------- --------

Operating income                    19,342   15,126   46,236   43,340

Net interest expense                (6,237)  (5,234) (17,679) (13,743)
Write-off of deferred financing
 costs and interest rate swap
 termination expense                    --       --       --   (2,901)
Other income                           494      219    1,387      606
                                   -------- -------- -------- --------

Income before foreign income tax
 expense                            13,599   10,111   29,944   27,302
                                   -------- -------- -------- --------

Income tax expense:
   Current                          (1,411)    (118)  (1,898)    (150)
   Deferred                            (22)    (103)    (239)     (57)
                                   -------- -------- -------- --------
                                    (1,433)    (221)  (2,137)    (207)
                                   -------- -------- -------- --------

Net income                         $12,166   $9,890  $27,807  $27,095
                                   ======== ======== ======== ========

Net income (loss) for the general
 partner interest(2)                  $243     $198  $(1,215)    $542
                                   ======== ======== ======== ========
Net income for the limited partner
 interests(2)                      $11,923   $9,692  $29,022  $26,553
                                   ======== ======== ======== ========

Weighted average units
 outstanding:
      Basic                         30,761   29,574   30,051   28,008
      Diluted                       30,762   29,682   30,089   28,125

Basic net income per limited
 partner unit                        $0.39    $0.33    $0.97    $0.95
                                   ======== ======== ======== ========
Diluted net income per limited
 partner unit                        $0.39    $0.33    $0.96    $0.94
                                   ======== ======== ======== ========


(1) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(2) See "General Partner and Limited Partners Allocation of Net
Income" schedule included herein.


                     PACIFIC ENERGY PARTNERS, L.P.
                              (Unaudited)
                            (In thousands)

                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                                 September   December
                                                     30,        31,
                                                    2005       2004
                                                 ----------- ---------
Assets
Current assets                                     $186,845   $95,545
Property and equipment, net                       1,029,619   718,624
Intangible assets                                   217,506    38,026
Investment in Frontier Pipeline Company               7,805     7,886
Other assets                                         15,540     9,824
                                                 ----------- ---------
               Total assets                      $1,457,315  $869,905
                                                 =========== =========
Liabilities and Partners' Capital
Current liabilities                                $156,208   $48,045
Long-term debt                                      539,789   357,163
Deferred income taxes                                36,111    34,556
Other long term liabilities                          18,456     7,675
Partners' capital                                   706,751   422,466
                                                 ----------- ---------
             Total liabilities and partners'
              capital                            $1,457,315  $869,905
                                                 =========== =========

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                      2005      2004
                                                   --------- ---------
Cash flows from operating activities:
   Net income                                       $27,807   $27,095
   Depreciation, amortization, non-cash employee
    compensation under long-term incentive plan,
    deferred income taxes and Frontier(1)
    adjustment                                       24,256    19,476
   Non-cash write-off of deferred financing
    costs                                                --     2,321
  Net changes in operating assets and
   liabilities                                       13,592    (6,672)
                                                   --------- ---------
       Net cash provided by operating activities     65,655    42,220
Cash flows from investing activities:
    Acquisitions                                   (461,165) (139,000)
    Net additions to property and equipment         (27,265)  (11,522)
    Other                                                --      (621)
                                                   --------- ---------
       Net cash used in investing activities       (488,430) (151,143)
Cash flows from financing activities:
       Issuance of common units, net of fees and
        offering expenses                           289,122   125,881
       Capital contribution from the general
        partner                                       8,569     2,708
       Net proceeds from senior notes offering      170,997   241,086
       Repayment of term loan                            --  (225,000)
       Proceeds from credit facilities              203,291   157,924
       Repayment of credit facilities              (195,661) (145,453)
       Deferred financing costs                      (4,676)   (1,388)
       Distributions to partners                    (46,224)  (41,800)
       Issuance of common units pursuant to
        exercise of unit option                         707        --
       Related parties                               (1,171)     (206)
                                                   --------- ---------
         Net cash provided by financing
          activities                                424,954   113,752
        Effect of translation adjustment on cash        213        --
                                                   --------- ---------
Net increase in cash and cash equivalents             2,392     4,829
Cash and cash equivalents, beginning of period       23,383     9,699
                                                   --------- ---------
Cash and cash equivalents, end of period            $25,755   $14,528
                                                   ========= =========


(1) Net cash received from (to) Frontier was $1,317 and $(44) for the nine months ended September 30, 2005 and 2004, respectively.


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

            Three Months Ended September 30, 2005 and 2004
                             (Unaudited)
                            (In thousands)

                                                Intersegment
                                       Rocky       and
                          West Coast  Mountain  Intrasegment
                          Operations Operations Eliminations(1) Total
                          ---------- ---------- ------------- --------
Three Months Ended
 September 30, 2005:
  Segment revenue:
        Pipeline
         transportation
         revenue            $13,887    $14,887       $(1,491) $27,283
        Storage and
         distribution
         revenue              9,731         --                  9,731
        Pipeline buy/sell
         transportation
         revenue                 --     11,683                 11,683
        Crude oil sales,
         net of purchases     5,690        163           (30)   5,823
                          ---------- ----------               --------
        Net revenue          29,308     26,733                 54,520
                          ---------- ----------               --------
  Segment expenses:
        Operating
         expenses            16,004     10,536        (1,521)  25,019
        Depreciation and
         amortization         3,491      3,069                  6,560
                          ---------- ----------               --------
        Total expenses       19,495     13,605                 31,579
                          ---------- ----------               --------
  Share of net income of
   Frontier                      --        516                    516
                          ---------- ----------               --------
  Operating income(2)        $9,813    $13,644                $23,457
                          ========== ==========               ========

Operating Data (barrels
 per day, in thousands)
 Line 2000 and Line 63
  pipeline volume             104.4
 Rangeland pipeline
  system:
    Sundre - North                        19.3
    Sundre - South                        48.1
Western Corridor system
 volume                                   26.8
Salt Lake City Core
 system volume                           125.6
Frontier pipeline volume                  49.6

Three Months Ended
 September 30, 2004:
  Segment revenue:
        Pipeline
         transportation
         revenue            $16,985    $12,500        (1,325) $28,160
        Storage and
         distribution
         revenue              8,544         --          (153)   8,391
        Pipeline buy/sell
         transportation
         revenue                 --      7,972                  7,972
        Crude oil sales,
         net of purchases     3,568         --                  3,568
                          ---------- ----------               --------
        Net revenue          29,097     20,472                 48,091
                          ---------- ----------               --------
  Segment expenses:
        Operating
         expenses            14,309      9,957        (1,478)  22,788
        Depreciation and
         amortization         3,433      3,388                  6,821
                          ---------- ----------               --------
        Total expenses       17,742     13,345                 29,609
                          ---------- ----------               --------
  Share of net income of
   Frontier                      --        406                    406
                          ---------- ----------               --------
  Operating income(2)       $11,355     $7,533                $18,888
                          ========== ==========               ========

Operating Data (barrels
 per day, in thousands)
 Line 2000 and Line 63
  pipeline volume             139.7
 Rangeland pipeline
  system:
    Sundre - North                        21.8
    Sundre - South                        46.8
Western Corridor system
 volume                                   23.1
Salt Lake City Core
 system volume                           122.6
Frontier pipeline volume                  51.4


(1) Eliminations are required to account for revenue on services provided by one subsidiary to another.

(2) General and administrative expense and certain other items are not allocated to segments. See "Reconciliation of Operating Income by Segment to Condensed Consolidated Statements of Income" included herein.


                     PACIFIC ENERGY PARTNERS, L.P.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  AND OPERATING HIGHLIGHTS BY SEGMENT

             Nine Months Ended September 30, 2005 and 2004
                              (Unaudited)
                            (In thousands)

                                              Intersegment
                                     Rocky        and
                        West Coast  Mountain   Intrasegment
                        Operations Operations Eliminations(1)  Total
                        ---------- ---------- --------------- --------
Nine Months Ended
 September 30, 2005:
  Segment revenue:
        Pipeline
         transportation
         revenue          $46,525    $41,348         $(4,806) $83,067
        Storage and
         distribution
         revenue           31,073         --            (150)  30,923
        Pipeline
         buy/sell
         transportation
         revenue               --     28,905                   28,905
        Crude oil
         sales, net of
         purchases         13,368        369             (90)  13,647
                        ---------- ----------                 --------
        Net revenue        90,966     70,622                  156,542
                        ---------- ----------                 --------
  Segment expenses:
        Operating
         expenses          46,507     30,604          (5,046)  72,065
        Line 63 oil
         release costs(2)   2,000         --                    2,000
        Depreciation
         and
         amortization      10,497      9,198                   19,695
                        ---------- ----------                 --------
        Total expenses     59,004     39,802                   93,760
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --      1,363                    1,363
                        ---------- ----------                 --------
  Operating income(3)     $31,962    $32,183                  $64,145
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
 Line 2000 and Line 63
  pipeline volume           120.8
 Rangeland pipeline
  system:
    Sundre - North                      21.3
    Sundre - South                      45.3
Western Corridor system
 volume                                 24.0
Salt Lake City Core
 system volume                         119.8
Frontier pipeline
 volume                                 46.4

Nine Months Ended
 September 30, 2004:
  Segment revenue:
        Pipeline
         transportation
         revenue          $49,170    $34,847         $(4,138) $79,879
        Storage and
         distribution
         revenue           28,126         --            (353)  27,773
        Pipeline
         buy/sell
         transportation
         revenue               --     11,662                   11,662
        Crude oil
         sales, net of
         purchases         14,436         --                   14,436
                        ---------- ----------                 --------
        Net revenue        91,732     46,509                  133,750
                        ---------- ----------                 --------
  Segment expenses:
        Operating
         expenses          43,197     23,866          (4,491)  62,572
        Depreciation
         and
         amortization      10,833      6,943                   17,776
                        ---------- ----------                 --------
        Total expenses     54,030     30,809                   80,348
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --      1,190                    1,190
                        ---------- ----------                 --------
  Operating income(3)     $37,702    $16,890                  $54,592
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
 Line 2000 and Line 63
  pipeline volume           137.6
 Rangeland pipeline
  system:
    Sundre - North                      21.6
    Sundre - South                      47.6
Western Corridor system
 volume                                 19.6
Salt Lake City Core
 system volume                         116.1
Frontier pipeline
 volume                                 48.5


(1) Eliminations are required to account for revenue on services provided by one subsidiary to another.

(2) On March 23, 2005, there was an oil release of approximately 3,400 barrels in northern Los Angeles County.

(3) General and administrative expense and certain other items are not allocated to segments. See "Reconciliation of Operating Income by Segment to Condensed Consolidated Statements of Income" included herein.


                     PACIFIC ENERGY PARTNERS, L.P.

                              (Unaudited)
                            (In thousands)

     RECONCILIATION OF OPERATING INCOME BY SEGMENT TO CONDENSED
                   CONSOLIDATED STATEMENTS OF INCOME

                                  Three Months Ended Nine Months Ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Operating income by segment:
 West Coast                         $9,813  $11,355  $31,962  $37,702
 Rocky Mountain                     13,644    7,533   32,183   16,890
                                   -------- -------- -------- --------
                                    23,457   18,888   64,145   54,592
General expenses and other
 income/(expense):(1)
 General and administrative
  expense                           (4,115)  (3,762) (12,987) (11,252)
 Accelerated long-term incentive
  plan compensation expense(2)          --       --   (3,115)      --
 Transaction costs(3)                   --       --   (1,807)      --
 Interest expense                   (6,237)  (5,234) (17,679) (13,743)
 Write-off of deferred financing
  costs and interest rate swap
  termination expense                   --       --       --   (2,901)
 Other income                          494      219    1,387      606
 Income tax expense                 (1,433)    (221)  (2,137)    (207)
                                   -------- -------- -------- --------
Net income                         $12,166   $9,890  $27,807  $27,095
                                   ======== ======== ======== ========


    GENERAL PARTNER AND LIMITED PARTNERS ALLOCATION OF NET INCOME

                                      Three Months      Nine Months
                                    Ended September   Ended September
                                           30,               30,
                                    ---------------- -----------------
                                      2005    2004     2005     2004
                                    -------- ------- -------- --------

Net income                          $12,166  $9,890  $27,807  $27,095
                                    -------- ------- -------- --------
Transaction costs reimbursed by
 general partner:
 Senior Notes consent solicitation
  and other costs                        --      --      893       --
 Severance costs                         --      --      914       --
                                    -------- ------- -------- --------
  Total transaction costs reimbursed
   by general partner                    --      --    1,807       --
                                    -------- ------- -------- --------
Income before transaction costs
 reimbursed by general partner       12,166   9,890   29,614   27,095
General partner's share of income         2%      2%       2%       2%
                                    -------- ------- -------- --------
General partner allocated share of
 net income before transaction
 costs                                  243     198      592      542
Transaction costs reimbursed by
 general partner(3)                      --      --   (1,807)      --
                                    -------- ------- -------- --------
Net income (loss) allocated to
 general partner                       $243    $198  $(1,215)    $542
                                    ======== ======= ======== ========

Income before transaction costs
 reimbursed by general partner      $12,166  $9,890  $29,614  $27,095
Limited partners' share of income        98%     98%      98%      98%
                                    -------- ------- -------- --------
Limited partners' share of net
 income                             $11,923  $9,692  $29,022  $26,553
                                    ======== ======= ======== ========

Net income (loss) allocated to
 general partner                       $243    $198  $(1,215)    $542
Net income allocated to limited
 partners                            11,923   9,692   29,022   26,553
                                    -------- ------- -------- --------
Net income                          $12,166  $9,890  $27,807  $27,095
                                    ======== ======= ======== ========


(1) General and administrative expenses, accelerated long-term incentive plan expense, transaction costs, interest expense, write-off of deferred financing costs and interest rate swap termination expense, other income and income tax expense are not allocated among the West Coast and Rocky Mountain business units.

(2) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.

(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.


                    PACIFIC ENERGY PARTNERS, L.P.

         RECONCILIATION OF NET INCOME TO RECURRING NET INCOME
                             (Unaudited)

           (Amounts in thousands, except per unit amounts)

                     RECONCILIATION OF NET INCOME
                       TO RECURRING NET INCOME

                                      Three Months      Nine Months
                                    Ended September   Ended September
                                           30,               30,
                                    ---------------- -----------------
                                      2005    2004     2005     2004
                                    -------- ------- -------- --------
Net income                          $12,166  $9,890  $27,807  $27,095
 Add: Line 63 oil release costs(1)       --      --    2,000       --
 Add: Accelerated long-term
  incentive plan compensation
  expense(2)                             --      --    3,115       --
 Add: Transaction costs(3)               --      --    1,807       --
 Add: Write-off of deferred
  financing costs and interest rate
  swap termination expense(4)            --      --       --    2,901
                                    -------- ------- -------- --------
Recurring net income                $12,166  $9,890  $34,729  $29,996
                                    ======== ======= ======== ========
Recurring net income for the
 general partner interest              $243    $198     $695     $600
                                    ======== ======= ======== ========
Recurring net income for the
 limited partner interest           $11,923  $9,692  $34,034  $29,396
                                    ======== ======= ======== ========
Basic and diluted recurring net
 income per limited partner unit      $0.39   $0.33    $1.13    $1.05
                                    ======== ======= ======== ========


(1) On March 23, 2005, there was an oil release of approximately 3,400 barrels in northern Los Angeles County. Although this event involved an outlay of cash, we believe these costs are unusual and are not indicative of the Partnership's recurring earnings.

(2) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.

(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(4) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing costs and incurred a $0.6 million cash expense to terminate related interest rate swaps.


                    PACIFIC ENERGY PARTNERS, L.P.

       RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW(1)
                             (Unaudited)

                            (In thousands)

                                   ----------------- -----------------
                                     Three Months      Nine Months
                                         Ended            Ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

Net income                         $12,166   $9,890  $27,807  $27,095
Depreciation and amortization        6,560    6,821   19,695   17,776
Amortization of debt issue costs
 and accretion of discount on
 long-term debt                        487      430    1,424    1,100
Non-cash employee compensation
 under long-term incentive plan         --     (231)   1,429    1,120
Write-off of deferred financing
 costs(2)                               --       --       --    2,321
Transaction costs(3)                    --       --    1,807       --
Deferred income tax expense
 (benefit)                              22      103      239       57
Sustaining capital expenditures     (2,243)    (729)  (3,070)  (1,454)
                                   -------- -------- -------- --------
 Distributable cash flow(4)         16,992   16,284   49,331   48,015
Less net (increase) decrease in
 operating assets and liabilities       91   (3,597)  13,592   (6,672)
Less share of income of Frontier      (516)    (406)  (1,363)  (1,190)
Add net distributions from
 Frontier (deduct contributions to
 Frontier)                             667     (712)   1,317      (44)
Less non cash employee
 compensation under
long-term incentive plan added
 (deducted) above                       --      231   (1,429)  (1,120)
Employee compensation under long-
 term
 incentive plan                         --      426    2,886    1,777
Less transaction costs                  --       --   (1,807)      --
Add other non-cash adjustments         (40)      --       58       --
Add sustaining capital
 expenditures                        2,243      729    3,070    1,454
                                   -------- -------- -------- --------
 Net cash provided by operating
  activities                       $19,437  $12,955  $65,655  $42,220
                                   ======== ======== ======== ========
 General partner interest in
  distributable cash flow             $458     $425   $1,659   $1,460
 Limited partner interest in
  distributable cash flow           16,534   15,859   47,672   46,555
                                   -------- -------- -------- --------
 Total distributable cash flow     $16,992  $16,284  $49,331  $48,015
                                   ======== ======== ======== ========


(1) Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of liquidity or financial performance presented in accordance with accounting principles generally accepted in the United States. Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities. Additional information regarding distributable cash flow is included in our annual report on Form
10-K for the year ended December 31, 2004.

(2) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing cots and incurred a $0.6 million cash expense to terminate related interest rate swaps.

(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(4) For the nine months ended September 30, 2005, distributable cash flow has been reduced by $2.0 of oil release costs and $1.9 million of cash costs associated with the accelerated vesting of units. For nine months ended September 30, 2004, distributable cash flow has been reduced by $0.6 million cash expense to terminate interest rate swaps.



                    PACIFIC ENERGY PARTNERS, L.P.

                         NET INCOME GUIDANCE(1)
                             (Unaudited)

                            (In thousands)

                RECONCILIATION OF NET INCOME GUIDANCE
                   TO RECURRING NET INCOME GUIDANCE

                                                        Year Ended
                                                       December 31,
                                                           2005
                                                     -----------------
                                                        Low     High
                                                     -----------------
Net income guidance                                   $41,300 $42,700
 Add: Line 63 oil release costs(2)                      2,000   2,000
 Add: Accelerated long-term incentive plan
  compensation expense(3)                               3,115   3,115
 Add: Transaction costs(4)                              1,807   1,807
                                                     -----------------
Recurring net income guidance                         $48,222 $49,622
                                                     =================
Recurring net income for the general partner
 interest                                                $964    $992
                                                     =================
Recurring net income for the limited partner
 interest                                             $47,258 $48,630
                                                     =================
Basic and diluted recurring net income guidance per
 limited partner unit                                   $1.46   $1.50
                                                     =================


(1) The guidance for the twelve months ending December 31, 2005 is based on assumptions and estimates that we believe are reasonable given our assessment of historical trends, business cycles and other information reasonably available. However, our assumptions and future performance are both subject to a wide range of business risks and uncertainties so no assurance can be provided that actual performance will fall within the guidance ranges. Please see "Forward-Looking Statements" above. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from those in the table. This financial guidance is given as of the date hereof, based on information known to us as of November 14, 2005. We undertake no obligation to publicly update or revise any forward-looking statements.

(2) On March 23, 2005, there was an oil release of approximately 3,400 barrels in northern Los Angeles County. Although this expense involves an outlay of cash, we believe these costs are unusual and are not indicative of the Partnership's recurring earnings.

(3) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.

(4) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.



    CONTACT: Pacific Energy Partners, L.P.
             Aubrye Harris, 562-728-2871
             Fax: 562-728-2881
             Email: AHarris@PacificEnergy.com